Exhibit 107

Calculation of Filing Fee Tables

Form S-3

StableX Technologies, Inc.

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(c)	16,277,304	(2)	$5.565	(3)	$90,583,196.76	$0.0001381	$12,509.54
Fees Previously Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(c)	126,208		$4.595	(4)	$579,925.76	$0.00015310	$88.79
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$91,163,122.52		$12,598.33
	Total Fees Previously Paid									$88.79
	Total Fee Offsets
	Net Fee Due									$12,509.54

(1)	Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock, par value $0.0001 per share (the “Common Stock”), as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Represents an aggregate of 16,403,512 shares of Common Stock issuable upon the conversion of shares of Series I convertible preferred stock, par value $0.001 per share, or upon exercise of certain warrants.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock as reported on The Nasdaq Capital Market on October 3, 2025, which such date is within five business days of the filing of this Amendment No. 1 to the registration statement, of $5.565 per share.

(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock as reported on The Nasdaq Capital Market on September 5, 2025, which such date is within five business days of the filing of the initial registration statement, of $4.595 per share